EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES SECOND QUARTER 2019 RESULTS

VERO BEACH, Fla. (July 25, 2019) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended June 30, 2019.

Second Quarter 2019 Highlights

•	Net income of $3.5 million, or $0.07 per common share, which consists of:
•	Net interest income of $14.0 million, or $0.27 per common share
•	Total expenses of $2.8 million, or $0.05 per common share
•	Net realized and unrealized losses of $7.7 million, or $0.15 per share, on RMBS and derivative instruments, including net interest income on interest rate swaps
•	Second quarter total dividends declared and paid of $0.24 per common share
•	Book value per share of $6.63 at June 30, 2019
•
0.7% economic gain on common equity for the quarter, or 2.9% annualized, comprised of $0.24 dividend per common share and $0.19 decrease in net book value per common share, divided by beginning book value per share

•	Estimated 3.9% total return for the six months ended June 30, 2019, or 7.9% annualized
•	Company to discuss results on Friday, July 26, 2019, at 10:00 AM ET
•	Supplemental materials to be discussed on the call can be downloaded from the investor relations section of the Company’s website at www.orchidislandcapital.com

Details of Second Quarter 2019 Results of Operations

The Company reported net income of $3.5 million for the three month period ended June 30, 2019, compared with net income of $1.3 million for the three month period ended June 30, 2018.  The second quarter net income included net interest income of $14.0 million, net portfolio losses of $7.7 million (which includes realized and unrealized losses on RMBS and derivative instruments, and net interest income realized on interest rate swaps), management fees and allocated overhead of $1.7 million, audit, legal and other professional fees of $0.4 million, and other operating, general and administrative expenses of $0.7 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio, consisting of mortgage pass-through certificates issued by Fannie Mae, Freddie Mac or Ginnie Mae (“GSEs”) and collateralized mortgage obligations (“CMOs”) issued by the GSEs (“PT RMBS”), and the structured RMBS portfolio, consisting of interest-only (“IO”) and inverse interest-only (“IIO”) securities.  As of March 31, 2019, approximately 62% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At June 30, 2019, the allocation to the PT RMBS portfolio increased by 4% to approximately 66%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - March 31, 2019	$2,964,492	$99,804	$24,218	$124,022	$3,088,514
Securities purchased	1,569,426	12,265	-	12,265	1,581,691
Securities sold	(1,031,906)	-	-	-	(1,031,906)
Gains on sales	112	-	-	-	112
Return of investment	n/a	(6,124)	(1,193)	(7,317)	(7,317)
Pay-downs	(130,344)	n/a	n/a	n/a	(130,344)
Premium lost due to pay-downs	(6,307)	n/a	n/a	n/a	(6,307)
Mark to market gains (losses)	33,987	(4,267)	3,093	(1,174)	32,813
Market value - June 30, 2019	$3,399,460	$101,678	$26,118	$127,796	$3,527,256

The tables below present the allocation of capital between the respective portfolios at June 30, 2019 and March 31, 2019, and the return on invested capital for each sub-portfolio for the three month period ended June 30, 2019.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 2.9% and 0.2%, respectively, for the second quarter of 2019.  The combined portfolio generated a return on invested capital of approximately 1.9%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2019
Market value	$3,399,460	$101,679	$26,117	$127,796	$3,527,256
Cash	181,093	-	-	-	181,093
Borrowings(1)	(3,329,527)	-	-	-	(3,329,527)
Total	$251,026	$101,679	$26,117	$127,796	$378,822
% of Total	66.3%	26.8%	6.9%	33.7%	100.0%
March 31, 2019
Market value	$2,964,492	$99,804	$24,218	$124,022	$3,088,514
Cash(2)	107,905	-	-	-	107,905
Borrowings(3)	(2,866,738)	-	-	-	(2,866,738)
Total	$205,659	$99,804	$24,218	$124,022	$329,681
% of Total	62.4%	30.3%	7.3%	37.6%	100.0%

(1)
At June 30, 2019, there were outstanding repurchase agreement balances of $78.5 million secured by IO securities and $11.7 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(2)	At March 31, 2019, cash was reduced by unsettled security purchases of approximately $35.0 million, which have already been reflected in the market value of the portfolio.
(3)
At March 31, 2019, there were outstanding repurchase agreement balances of $80.7 million secured by IO securities and $11.7 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended June 30, 2019
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (net of borrowing cost)	$12,561	$1,233	$231	$1,464	$14,025
Realized and unrealized gains / (losses)	27,792	(4,267)	3,093	(1,174)	26,618
Derivative losses	(34,288)	n/a	n/a	n/a	(34,288)
Total Return	$6,065	$(3,034)	$3,324	$290	$6,355
Beginning Capital Allocation	$205,659	$99,804	$24,218	$124,022	$329,681
Return on Invested Capital for the Quarter(1)	2.9%	(3.0)%	13.7%	0.2%	1.9%
Average Capital Allocation(2)	$228,343	$100,742	$25,168	$125,910	$354,253
Return on Average Invested Capital for the Quarter(3)	2.7%	(3.0)%	13.2%	0.2%	1.8%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter ended June 30, 2019, Orchid received $137.7 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 11.4%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
June 30, 2019	10.9	12.7	11.4
March 31, 2019	9.5	8.4	9.2
December 31, 2018	6.7	9.0	7.2
September 30, 2018	7.5	11.5	8.6
June 30, 2018	8.7	11.8	9.8
March 31, 2018	6.5	11.6	7.7

Portfolio

The following tables summarize certain characteristics of Orchid’s PT RMBS and structured RMBS as of June 30, 2019 and December 31, 2018:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
June 30, 2019
Adjustable Rate RMBS	$1,194	0.0%	4.78%	183	1-Sep-35	0	10.10%	2.89%
Fixed Rate RMBS	2,723,688	77.2%	4.19%	314	1-Jul-49	NA	NA	NA
Fixed Rate CMOs	674,578	19.1%	4.26%	340	15-Oct-44	NA	NA	NA
Total Mortgage-backed Pass-through	3,399,460	96.3%	4.20%	320	1-Jul-49	NA	NA	NA
Interest-Only Securities	101,678	2.9%	3.76%	252	25-Jul-48	NA	NA	NA
Inverse Interest-Only Securities	26,118	0.8%	2.71%	291	15-Jul-47	NA	4.49%	NA
Total Structured RMBS	127,796	3.7%	3.54%	260	25-Jul-48	NA	NA	NA
Total Mortgage Assets	$3,527,256	100.0%	4.05%	306	1-Jul-49	NA	NA	NA
December 31, 2018
Adjustable Rate RMBS	$1,437	0.0%	4.75%	190	1-Sep-35	4.51	10.04%	2.76%
Fixed Rate RMBS	2,130,974	70.7%	4.28%	275	1-Nov-48	NA	NA	NA
Fixed Rate CMOs	741,926	24.6%	4.27%	348	15-Oct-44	NA	NA	NA
Total Mortgage-backed Pass-through	2,874,337	95.3%	4.27%	294	1-Nov-48	NA	NA	NA
Interest-Only Securities	116,415	3.9%	3.74%	254	25-Jul-48	NA	NA	NA
Inverse Interest-Only Securities	23,751	0.8%	2.65%	297	15-Jul-47	NA	4.52%	NA
Total Structured RMBS	140,166	4.7%	3.55%	264	25-Jul-48	NA	NA	NA
Total Mortgage Assets	$3,014,503	100.0%	4.06%	286	1-Nov-48	NA	NA	NA

($ in thousands)
	June 30, 2019		December 31, 2018
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$2,369,632	67.2%	$1,527,055	50.7%
Freddie Mac	1,154,693	32.7%	1,483,406	49.2%
Ginnie Mae	2,931	0.1%	4,042	0.1%
Total Portfolio	$3,527,256	100.0%	$3,014,503	100.0%

	June 30, 2019	December 31, 2018
Weighted Average Pass-through Purchase Price	$104.33	$104.57
Weighted Average Structured Purchase Price	$15.24	$15.14
Weighted Average Pass-through Current Price	$105.65	$103.64
Weighted Average Structured Current Price	$13.02	$14.04
Effective Duration (1)	0.940	2.078
(1)
Effective duration of 0.940 indicates that an interest rate increase of 1.0% would be expected to cause a 0.940% decrease in the value of the RMBS in the Company’s investment portfolio at June 30, 2019.  An effective duration of 2.078 indicates that an interest rate increase of 1.0% would be expected to cause a 2.078% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2018. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of June 30, 2019, the Company had outstanding repurchase obligations of approximately $3,329.5 million with a net weighted average borrowing rate of 2.63%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $3,518.5 million and cash pledged to counterparties of approximately $32.7 million. The Company’s leverage ratio at June 30, 2019 was 9.4 to 1. At June 30, 2019, the Company’s liquidity was approximately $157.9 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of our outstanding borrowings under repurchase obligations at June 30, 2019.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
RBC Capital Markets, LLC	$446,100	13.3%	2.66%	$33,280	13
Wells Fargo Bank, N.A.	364,358	10.9%	2.61%	20,429	20
Mirae Asset Securities (USA) Inc.	299,148	9.0%	2.63%	19,577	96
J.P. Morgan Securities LLC	248,438	7.5%	2.61%	18,995	130
ING Financial Markets LLC	231,851	7.0%	2.64%	13,120	20
ABN AMRO Bank N.V.	215,550	6.5%	2.63%	6,426	39
Mitsubishi UFJ Securities (USA), Inc.	212,928	6.4%	2.60%	11,432	90
South Street Securities, LLC	176,794	5.3%	2.59%	10,282	217
ASL Capital Markets Inc.	175,577	5.3%	2.60%	9,742	61
Citigroup Global Markets, Inc.	174,334	5.2%	2.65%	12,027	48
Cantor Fitzgerald & Co.	165,541	5.0%	2.62%	9,371	44
ICBC Financial Services, LLC	105,687	3.2%	2.62%	6,328	43
ED&F Man Capital Markets Inc.	96,365	2.9%	2.62%	5,391	63
Guggenheim Securities, LLC	94,331	2.8%	2.61%	5,485	62
FHLB-Cincinnati	82,294	2.5%	2.69%	3,003	1
Daiwa Capital Markets America, Inc.	49,594	1.5%	2.60%	2,904	43
Lucid Cash Fund USG LLC	46,576	1.4%	2.67%	3,835	18
BMO Capital Markets Corp.	43,030	1.3%	2.67%	4,417	41
Merrill Lynch, Pierce, Fenner & Smith Inc	31,461	0.9%	2.80%	6,323	7
Natixis, New York Branch	28,368	0.9%	2.81%	5,836	15
J.V.B. Financial Group, LLC	24,554	0.7%	2.60%	1,459	20
Lucid Prime Fund LLC	16,648	0.5%	2.72%	2,322	6
Total / Weighted Average	$3,329,527	100.0%	2.63%	$211,984	58

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At June 30, 2019, such instruments were comprised of Eurodollar and Treasury note (“T-Note”) futures contracts, interest rate swap and swaption agreements and to-be-announced (“TBA”) securities transactions.

The table below presents information related to the Company’s Eurodollar and T-Note futures contracts at June 30, 2019.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2019	$500,000	2.88%	1.96%	$(2,311)
2020	500,000	2.97%	1.61%	(6,805)
Total / Weighted Average	$500,000	2.94%	1.73%	$(9,116)

September(2)
June 2019 5-year T-Note futures
(Sep 2019 - Sep 2024 Hedge Period)	$165,000	2.42%	2.15%	$(2,743)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $118.16 at June 30, 2019. The notional contract value of the short position was $195.0 million.

The table below presents information related to the Company’s interest rate swap positions at June 30, 2019.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 1 to ≤ 3 years	$1,150,000	1.70%	2.52%	$(3,052)	1.3
> 3 to ≤ 5 years	560,000	2.19%	2.35%	(14,060)	4.6
	$1,710,000	1.86%	2.46%	$(17,112)	2.4

The following table presents information related to our interest rate swaption positions as of June 30, 2019.

($ in thousands)
	Option			Underlying Swap
			Weighted			Average	Weighted
			Average		Average	Adjustable	Average
		Fair	Months to	Notional	Fixed	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
Payer Swaptions
≤ 1 year	$949	$316	2.0	$250,000	2.04%	3 Month	5.0

The following table summarizes our contracts to purchase and sell TBA securities as of June 30, 2019.

($ in thousands)
	Notional			Net
	Amount	Cost	Market	Carrying
	Long (Short)(1)	Basis(2)	Value(3)	Value(4)
June 30, 2019
30-Year TBA securities:
3.5%	$(125,000)	$(127,461)	$(127,805)	$(344)
	$(125,000)	$(127,461)	$(127,805)	$(344)

(1)	Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.
(2)	Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.
(3)	Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.
(4)
Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities), at fair value in our balance sheets.

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017	1.680	70,717
2018	1.070	55,814
2019 - YTD(1)	0.560	29,173
Totals	$10.465	$263,145

(1)
On July 17, 2019, the Company declared a dividend of $0.08 per share to be paid on August 30, 2019.  The effect of this dividend is included in the table above, but is not reflected in the Company’s financial statements as of June 30, 2019.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through March 31, 2019.

Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Stub 2013 (Annualized)(4)	(2.8)%	(15.4)%	12.6%
2014 Total Return	13.6%	15.6%	(2.0)%
2015 Total Return	3.8%	(1.6)%	5.4%
2016 Total Return	1.1%	0.4%	0.7%
2017 Total Return	3.0%	13.1%	(10.1)%
2018 Total Return	(9.2)%	(6.1)%	(3.1)%
First Quarter 2019	3.2%	4.6%	(1.4)%
Three Year Total Return	0.5%	9.7%	(9.2)%
Five Year Total Return	20.5%	16.0%	4.5%
Inception to 3/31/2019(4)	12.3%	6.0%	6.3%

Source: SEC filings and press releases of Orchid and Peer Group
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)
The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, AGNC, ANH, CMO and ARR have been included since ORC inception. HTS is included from ORC inception to Q1 2016. MTGE is included from Q1 2017 to Q2 2018. CYS is included from ORC inception to Q2 2018. WMC is included from ORC inception to Q4 2018. DX was added in Q1 2017. AI and CHMI were added in Q1 2019.

(3)	Represents the total rate of return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

Book Value Per Share

The Company's book value per share at June 30, 2019 was $6.63.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At June 30, 2019, the Company's stockholders' equity was $359.7 million with 54,282,997 shares of common stock outstanding.

Stock Offerings

On August 2, 2017, we entered into an equity distribution agreement (the “August 2017 Equity Distribution Agreement”) with two sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of our common stock in transactions that are deemed to be “at the market” offerings and privately negotiated transactions.  Through June 30, 2019, we issued a total of 13,351,877 shares under the August 2017 Equity Distribution Agreement for aggregate gross proceeds of $113.7 million, and net proceeds of approximately $112.0 million, net of commissions and fees. Subsequent to June 30, 2019, we issued an additional 1,771,301 shares under the August 2017 Equity Distribution Agreement for aggregate gross proceeds of approximately $11.3 million, and net proceeds of approximately $11.1 million, net of commissions and fees.

Stock Repurchase Program

On July 29, 2015, the Board of Directors passed a resolution authorizing the repurchase of up to 2,000,000 shares of the Company’s common stock.  As part of the stock repurchase program, shares may be purchased in open market transactions, including through block purchases, privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases is determined by the Company in its discretion and is subject to economic and market conditions, stock price, applicable legal requirements and other factors. On February 8, 2018, the Board of Directors approved an increase in the stock repurchase program for up to an additional 4,522,822 shares of the Company’s common stock. The authorization does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at the Company’s discretion without prior notice.

Since inception of the program through June 30, 2019, the Company repurchased a total of 5,665,620 shares under the stock repurchase program at an aggregate cost of approximately $40.3 million, including commissions and fees, for a weighted average price of $7.11 per share. However, we did not repurchase any shares of our common stock during the three months ended June 30, 2019. As of June 30, 2019, the remaining authorization under the repurchase program is for up to 857,202 shares of the Company’s common stock.

Management Commentary

Commenting on the second quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The turn in the outlook for interest rate policy from the Federal Reserve (the “Fed”) was completed during the second quarter of 2019.  The multi-year tightening cycle that began in late 2015 ended in December 2018.  After a brief period with a balanced outlook, the Fed appears ready to commence an easing cycle.  The Fed, and their outlook for policy, is now aligned with the other major central banks.  The strength of the domestic economy alone does not appear to justify the change in policy, at least not yet.  While the manufacturing side of the economy has slowed noticeably from the level observed in 2018, the consumer and consumption side has not.  The job market in the U.S. has not generated the gains seen in prior years, but job gains are still above the level needed to reduce excess slack in the economy, to the extent it exists.  Instead, the Fed is focused on international trade – especially trade between the U.S. and China, the threat of escalating tariffs, a global growth deceleration, especially in China and European Union (the “EU”), a potential no-deal Brexit and fading inflation expectations.  The equity markets in the U.S. have performed well year to date due to a large extent on the fact that the world’s central banks appear ready to intervene in order to sustain the current economic expansion.

“The Agency MBS market generated a positive 2.0% return for the second quarter, although this return lagged that of comparable duration U.S Treasury securities.  In the aggregate, the Agency MBS sector underperformed comparable duration U.S Treasuries by 0.70%. The decline in interest rates stoked fears of increased levels of prepayment activity.  With generic loan characteristics of Agency MBS quite poor, coupled with the seasonal peak in prepayment activity, the decline in rates available to borrowers and subsequent surge in production volumes, overwhelmed Agency MBS performance. Heightened levels of volatility also negatively impacted performance.  Since the end of the second quarter, the rates market appears to have settled into a range and volatility has abated, allowing Agency MBS to do quite well, despite still elevated levels of daily production of new loans/securities.

“In June of 2019 the Uniform MBS (“UMBS”) began trading.  UMBS are passthrough securities representing an interest in a pool of residential mortgages that are issued and guaranteed by either Fannie Mae or Freddie Mac.  The UMBS were designed to eliminate differences in underwriting, servicing and trading levels between Fannie Mae and Freddie Mac securities and to increase liquidity in the TBA market.  It remains to be seen how effective the UMBS program will be at accomplishing these objectives.  As mentioned above, the other significant development in the Agency MBS market was the continued deterioration in the TBA market.  With lower rates available to borrowers, and rates continuing to decline into the third quarter, refinancing activity has increased and all agency loans outside of the specified pool market continue to exhibit very poor prepayment behavior.  The collateral generally has historically high gross weighted average coupons for any given coupon, higher loan balances and higher FICO scores – all consistent with higher prepayment expectations.  This has led to a material increase in premiums charged for pools with more desirable prepayment characteristics.  While these premiums have increased, and are very high for the current level of rates, the all-in price for specified securities is historically low for the level of rates.  This is because the dollar prices for the various TBA securities is very low for the level of rates – reflecting the very poor prepayment characteristics of the TBA collateral.

“As discussed above, the market and outlook for interest rates and the economy has changed materially since the end of the third quarter of 2018. We continue to take steps to reposition both the portfolio and hedge positions as a result.  With the Fed’s tightening cycle appearing to be over, we repositioned our funding hedges during the first quarter of 2019.  On the asset side, we have continued to add duration to the portfolio by decreasing the allocation of 15 and 20-year passthroughs and shorter CMOs towards 30-year securities.  The shift was approximately 10.5% lower/higher to shorter/longer duration securities.  Within the allocation to 30-year securities, we shifted the portfolio down in coupon to further add to our duration.  We added a new position in 30-year, 3.0% securities of approximately 7.4%. We increased the allocation to 30-year, 3.5% securities by approximately 4%, and reduced the heavy concentration of 30-year, 4.5% securities – previously approximately 26% of the portfolio, to just 4% of the portfolio.  The proceeds were split evenly into 30-year, 4% and 5% securities.  Those two buckets now comprise approximately 22% and 24%, respectively.  We continue to have a significant allocation to specified pools.  The allocation of specified pools is skewed towards loan balance pools, although not entirely so.

“On the capital front, we added to our capital base via our At-The-Market program.  We sold these shares at a slight discount to book value, on average, contrary to prior practice.  The rationale was that while this adds to the all-in cost of the capital – approximately 3.0-3.3% - with the anticipated expansion in our net-interest margin should the Fed lower the Fed Funds target range, we would recoup the slight dilution through potentially higher earnings on the new capital. Obviously, this is a calculated risk contingent on actions by the Fed.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, July 26, 2019, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 4383908.  The supplemental materials may be downloaded from the investor relations section of the Company’s website at www.orchidislandcapital.com. A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until August 26, 2019.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates issued by Fannie Mae, Fredie Fac or Ginnie Mae and CMOS, and (ii) structured Agency RMBS, such as IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning and repositioning, hedging levels, the supply and demand for Agency RMBS, the effect of actions of the U.S. government, including the Fed, market expectations, the stock repurchase program and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of June 30, 2019, and December 31, 2018, and the unaudited quarterly results of operations for the six and three months ended June 30, 2019 and 2018.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	June 30, 2019	December 31, 2018
ASSETS:
Total mortgage-backed securities	$3,527,256	$3,014,503
Cash, cash equivalents and restricted cash	181,093	126,263
Accrued interest receivable	13,865	13,241
Derivative assets, at fair value	4,264	16,885
Receivable for securities sold	-	221,746
Other assets	348	2,993
Total Assets	$3,726,826	$3,395,631

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$3,329,527	$3,025,052
Dividends payable	4,343	3,931
Derivative liabilities, at fair value	21,404	5,948
Accrued interest payable	10,054	6,445
Due to affiliates	554	654
Other liabilities	1,286	17,522
Total Liabilities	3,367,168	3,059,552
Total Stockholders' Equity	359,658	336,079
Total Liabilities and Stockholders' Equity	$3,726,826	$3,395,631
Common shares outstanding	54,282,997	49,132,423
Book value per share	$6.63	$6.84

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2019	2018	2019	2018
Interest income	$68,888	$78,526	$36,455	$38,591
Interest expense	(41,323)	(31,728)	(22,431)	(16,579)
Net interest income	27,565	46,798	14,024	22,012
Losses	(8,418)	(55,789)	(7,670)	(17,734)
Net portfolio income (loss)	19,147	(8,991)	6,354	4,278
Expenses	5,017	6,039	2,821	2,931
Net income (loss)	$14,130	$(15,030)	$3,533	$1,347
Basic and diluted net income (loss) per share	$0.28	$(0.29)	$0.07	$0.03
Weighted Average Shares Outstanding	50,762,883	52,794,513	52,600,758	52,587,472
Dividends Declared Per Common Share:	$0.48	$0.58	$0.24	$0.27

	Three Months Ended June 30,
Key Balance Sheet Metrics	2019	2018
Average RMBS(1)	$3,307,885	$3,717,690
Average repurchase agreements(1)	3,098,133	3,534,567
Average stockholders' equity(1)	350,036	419,325
Leverage ratio(2)	9.4:1	8.6:1

Key Performance Metrics
Average yield on RMBS(3)	4.41%	4.15%
Average cost of funds(3)	2.90%	1.88%
Average economic cost of funds(4)	2.71%	1.97%
Average interest rate spread(5)	1.51%	2.27%
Average economic interest rate spread(6)	1.70%	2.18%

(1)	Average RMBS, borrowings and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)	The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.
(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.